PRICING SUPPLEMENT NO. 10                                         Rule 424(b)(3)
DATED: February 10, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes        Book Entry Notes
$50,000,000                    [x]                        [x]

Original Issue Date:           Fixed Rate Notes           Certificated Notes
February 13, 1998              [_]                        [_]


Maturity Date:
February 16, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            --------                -------             --------

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly


[_]       CMT Rate


Initial Interest Rate: 5.565%


 Index Maturity:  Three Months

 Spread (plus or minus): -0.06%
-----------------------------------------



NYFS04...:\25\22625\0123\2041\AAA2128S.000
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*     5/13/98, 8/13/98 and 11/13/98.

**    5/13/98, 8/13/98, 11/13/98 and 2/16/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.










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